SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS
June 30, 2001 (Unaudited)
NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS

A special meeting of shareholders was held on December 1,2000. The number of votes necessary to conduct the meeting and approve each proposal was obtained. The results of the votes of shareholders are listed below by proposal. PROPOSAL 1

Election of Directors


	U.S. Government Income Fund

			 For           Withheld

William P. Barr         331,852          1,228
Floyd A. Brown          331,852          1,228
Andrew A. Davis         331,852          1,228
Christopher C. Davis    331,852          1,228
Jerome E. Hass          331,852          1,228
Katherine L. MacWilliams331,852          1,228
James J. McMonagl       331,852          1,228
Richard C. O'Brien      331,852          1,228
Larry J.B. Robinson     331,852          1,228
Marsha Williams         331,852          1,228

	Daily Government Fund

			For             Withheld

William P. Barr         121,150,103     132,068
Floyd A. Brown          121,148,973     133,198
Andrew A. Davis         121,142,463     139,708
Christopher C. Davis    121,142,463     139,708
Jerome E. Hass          121,150,103     132,068
Katherine L. MacWilliams121,150,103     132,068
James J. McMonagle      121,150,103     132,068
Richard C. O'Brien      121,150,103     132,068
Larry J.B. Robinson     121,150,103     132,068
Marsha Williams         121,150,103     132,068







SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)
NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS - Continued



				      For     Against     Abstain

PROPOSAL 2A
To approve of the New Advisory and Sub-Advisory Agreements with Davis Selected Advisers, L.P., and its wholly owned subsidiary, Davis Selected Advisers
- NY, Inc.

	U.S. Government Income Fund 294,832      5,690     32,558
	Daily Government Fund       118,758,551  291,168   2,232,452


PROPOSAL 3A
To amend fundamental policies regarding diversification

	U.S. Government Income Fund 281,878       12,178      39,024
	Daily Government Fund       118,151,244   360,057     2,400,694

PROPOSAL 3B
To amend fundamental policies regarding concentration

	U.S. Government Income Fund 280,397       13,659     39,024
	Daily Government Fund       118,110,761   404,920    2,396,314

PROPOSAL 3C
To amend fundamental policies regarding senior securities

	U.S. Government Income Fund 280,195      13,861      39,024
	Daily Government Fund       118,034,007  420,739     2,457,249

PROPOSAL 3D
To amend fundamental policies regarding borrowing

	U.S. Government Income Fund 282,989  17,534      32,557
	Daily Government Fund   117,910,199  559,958     2,441,838






SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)


NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS - Continued

				For     Against          Abstain
PROPOSAL 3E
To amend fundamental policies regarding underwriting

	U.S. Government Income Fund 284,316      16,207     32,557
	Daily Government Fund       117,936,723  563,065    2,412,207

PROPOSAL 3F
To amend fundamental policies regarding investments in commodities and real estate

	U.S. Government Income Fund 287,640      12,882     32,558
	Daily Government Fund       117,666,681  872,057    2,373,257

PROPOSAL 3G
To amend fundamental policies regarding making loans

	U.S. Government Income Fund 287,285      13,238     32,557
	Daily Government Fund       117,959,352  576,656    2,375,987

PROPOSAL 3H
To eliminate the fundamental policy regarding pledging, mortgaging, and hypothecation

	U.S. Government Income Fund 283,344        17,178     32,558
	Daily Government Fund       117,676,045    858,505    2,377,445

PROPOSAL 3I
To eliminate the fundamental policy regarding investments in options and futures contracts

	U.S. Government Income Fund 283,612      16,910     32,558
	Daily Government Fund       117,574,499  949,796    2,387,700




SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)
NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS - Continued

				 For      Against       Abstain
PROPOSAL 3J
To eliminate the fundamental policy regarding investments in other investment companies

	U.S. Government Income Fund 288,344        12,178     32,558
	Daily Government Fund       117,685,858    762,109    2,464,028




PROPOSAL 3K
To eliminate the fundamental policies regarding short selling and margin

	U.S. Government Income Fund 280,804      19,718      32,558
	Daily Government Fund       117,465,040  1,034,711   2,412,244

PROPOSAL 3L
To eliminate the fundamental policy regarding investments in illiquid securities and repurchase agreements

	U.S. Government Income Fund 284,316       16,206     32,558
	Daily Government Fund       117,592,524   828,970    2,490,501


PROPOSAL 4
To ratify the selection of KPMG LLP as independent accountants of the Fund

	U.S. Government Income Fund 291,505       6,573      35,002
	Daily Government Fund       118,371,553   286,980    2,253,462